As filed with the Securities and Exchange Commission on May 2, 2000
Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

JDS Uniphase Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2579683
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

163 Baypointe Parkway
San Jose, CA   95134
(408) 434-1800
(Address, Including Zip Code, and Telephone Number, Including Area Code
of Registrar's Principal Executive Offices)

Cronos Integrated Microsystems, Inc.
1999 Stock Plan
(Full Title of the Plans)

Kevin N. Kalkhoven
Co-Chairman of the Board of Directors and Chief Executive Officer
JDS Uniphase Corporation
163 Baypointe Parkway
San Jose, California 95134
(408) 434-1800

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

COPIES TO: John W. Campbell III, Esq.
Morrison & Foerster LLP
755 Page Mill Road
Palo Alto, California 94304
(650) 813-5600

CALCULATION OF REGISTRATION FEE

                                     Proposed      Proposed
                                      Maximum       Maximum
                                     Offering      Aggregate      Amount of
 Title of Securities   Amount to be  Price Per     Offering      Registration
   to be Registered     Registered   Share(1)      Price(1)          Fee
---------------------- ------------ ----------- --------------- --------------

Common Stock, $0.001
  par value...........     181,190    $92.0000     $16,669,480      $4,634.12

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based on the average of the high and low reported sales prices of JDS Uniphase Corporation common stock reported on the Nasdaq National Market on April 26 , 2000.

In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by JDS Uniphase Corporation. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are incorporated by reference herein:

(a) The Registrant's Annual Report on Form 10-K and Form 10-K/A (the "Annual Report"), which includes audited financial statements for the Registrant's latest fiscal year ending June 30, 1999.

(b) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

(c) The Registrant's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999.

(d) The Registrant's Current Reports on Form 8-K dated as of July 12, 1999, October 4, 1999, November 5, 1999, January 18, 2000, January 28, 2000, and February 17, 2000.

(e) The Registrant's Current Reports on Form 8-K/A dated as of November 3, 1999, November 30, 1999, and February 10, 2000.

(f) The description of the Registrant's Common Stock which is contained in its Registration Statement on Form 8-A dated November 15, 1993, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The indemnification and liability of the Registrant's directors and officers are governed by Delaware law.

Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities that may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Bylaws also provide for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

The Registrant's Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non- monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant' for acts of omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreement also sets forth certain procedures that will apply in the event of a claim for indemnification thereunder.

The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. Undertakings.

The undersigned Registrant hereby undertakes:

    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant, JDS Uniphase Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on April 28, 2000.

                                          JDS UNIPHASE CORPORATION

                                          By:    /s/ KEVIN N. KALKHOVEN

                                            ------------------------------------
                                                     Kevin N. Kalkhoven
                                                 Co-Chariman of the Board
                                                  of Directors and Chief
                                                    Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Kevin N. Kalkhoven and Anthony R. Muller, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney- in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                            Capacity                      Date
------------------------------  --------------------------------------  ---------------

  /s/ KEVIN N. KALKHOVEN        Co-Chairman of the Board of             April 28, 2000
------------------------------  Directors and Chief Executive Officer
  Kevin N. Kalkhoven            (Principal Executive Officer)

  /s/ JOZEF STRAUS, PH.D        Co-Chairman of the Board of             April 28, 2000
------------------------------  Directors, President and Chief
  Jozef Straus, Ph.D            Operating Officer

  /s/ ANTHONY R. MULLER         Senior Vice President,                  April 28, 2000
------------------------------  Chief Financial Officer and
  Anthony R. Muller             Secretary (Principal Financial
                                and Accounting Officer)

  /s/ BRUCE D. DAY              Director                                April 28, 2000
------------------------------
  Bruce D. Day

  /s/ PETER A. GUGLIELMI        Director                                April 28, 2000
------------------------------
  Peter A. Guglielmi

  /s/ ROBERT E. ENOS            Director                                April 28, 2000
------------------------------
  Robert E. Enos

  /s/ MARTIN A. KAPLAN          Director                                April 28, 2000
------------------------------
  Martin A. Kaplan

  /s/ JOHN A. MACNAUGHTON       Director                                April 28, 2000
------------------------------
  John A. MacNaughton

  /s/ WILSON SIBBETT, PH.D      Director                                April 28, 2000
------------------------------
  Wilson Sibbett, Ph.D.

  /s/ CASIMIR S. SKRZYPCZAK     Director                                April 28, 2000
------------------------------
  Casimir S. Skrzypczak

  /s/ WILLIAM J. SINCLAIR       Director                                April 28, 2000
------------------------------
  William J. Sinclair

EXHIBIT INDEX
Exhibit No.	Description

5.1	Opinion of Morrison & Foerster LLP.

23.1	Consent of Morrison & Foerster LLP (set forth in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, independent auditors

23.3	Consent of Deloitte & Touche LLP, independent auditors

23.4	Consent of PricewaterhouseCoopers LLP, independent accountants

23.5	Consent of PricewaterhouseCoopers LLP, independent accountants

23.6	Consent of KPMG LLP, independent accountants

25.1	Power of Attorney (included on signature page of this Registration Statement).